Exhibit 99.1

April 20, 2012

Dear Shareholders:

Greetings from South Florida! We are pleased to report that 2011 was a year of great strides in the development of our business and our engine technology, and 2012 is looking like it will be even better. With the first quarter already behind us, we would like to share highlights on our financials, operational developments and technology progress over the previous year, which are further detailed in our Annual Report on Form 10-K on file with the Securities & Exchange Commission (SEC), as well as provide some thoughts about the current year and beyond.

Financial Discussion

In 2011, we incurred $3.7 million in operating expenses, which consisted of $1.6 million in restricted stock and stock options (average exercise price of $0.23) to employees, management and outside service providers. Therefore, our actual cash expenses totaled approximately $2.1 million for the year. In addition, we spent approximately $116,000 on our patents and equipment, which are recorded as assets on our balance sheet. We funded this cash outflow by selling 44,547 Series A Preferred Shares and 8.5 million common shares (plus warrants to purchase another 390,000 shares at an average conversion price of $0.27), for a total of approximately $1.7 million. We also received approximately $405,000 in contract payments, which are booked as deferred revenue. We recorded $250,000 in revenue from the completion of one of our licensing agreements, and $300,000 in cost of goods sold, primarily from restricted stock payments we made on one contract. Overall, our operating loss for the year, inclusive of all stock-based expenses, was $3.8 million.

Our debt position at the end of the year was modest, as our only major liabilities were: (i) related party payables ($1.3 million), primarily comprised of deferred compensation to our executive officers; (ii) related party notes ($678,000), primarily comprised of a note payable to a company owned by Harry Schoell, our CEO and founder, for expenses he paid on behalf of the company over the years; and (iii) deferred revenue ($860,000), which is cash we have collected from on-going contracts for which we have continuing obligations. For third-party liabilities of the company at year end, this leaves only $330,000, comprised of accounts payable, a factored receivable, and a $30,000 note. As discussed below, of the additional funding we need to raise in 2012 to support growth and development, only a small percentage will go to debt service.

The matter of derivative liabilities is confusing, not only to the average shareholder, but also to seasoned CPAs. In 2011 and in connection with filing our Form 10 Report with the SEC, two convertible equity items on our balance sheet were discovered to be derivative liabilities – our Series A Convertible Preferred Stock issued in 2007 and the Warrant issued in 2009 to Phoenix Power Group. This is because the exact amount of shares into which each of these securities was convertible was unknown as of the date they were issued. As a result, we restated our financial statements for 2010 and 2009 to account for this non-cash liability. This was a big number – over $30 million collectively.  It is important to note that this is neither cash paid out nor debt of the company. These are simply accounting losses and, as of the first quarter of 2012, both of these derivative instruments have been retired and will no longer appear on our income statement or balance sheet.  We have also established internal controls to recognize and avoid these derivative issues now and in the future.

Building transformational technology for which there is no prior learning curve to provide reference points, requires utilizing materials, designs, processes and techniques that have never before been used in a compact, highly efficient steam engine. This necessitates considerable investment of time and resources. Since 2007, we have incurred approximately $15 million in operating expenses, of which, over half was paid in the form of restricted stock and option based compensation and restricted stock payments to dedicated service providers. We have come extremely far in developing our engine technology on a small amount of cash – roughly $6 million – and continue to operate on a lean budget.

In attracting financing, we believe that we have been and continue to be very careful about dilution to our current shareholders by working with funding sources that have a long term vision for our company. This takes more time and effort, but in the long run, we have become a stronger company for it. We are currently seeking additional capital from individual investors, large funds and strategic partners to support our development efforts. We believe that the best way to advance our technology to the point of commercialization is to grow our engineering and mechanical staff, expand our facility and our capacity, as well as acquire new equipment, machinery and testing devices. Our average team size allocated to one of our engine projects is three to four people, as compared to larger companies who can dedicate dozens (if not hundreds) of engineers to projects of similar size and scope. In order for us to compete meaningfully, we need to recruit a greater number of talented and skilled personnel and increase R&D spending, which requires capital. As we seek this capital, we look forward to bringing on additional long-term investors and strategic partners that understand and support the development and growth of our company, as well as our mission of getting our engine technology to market.

Business Discussion

On the new business front, we made significant headway in building customer contract pipelines in 2011. Among our many accomplishments include the following:

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In July 2011, our licensee, Advent Power Systems (“Advent”) was awarded a $1.4 million Phase I contract with U.S. Army/TACOM to develop a compact, all-fuel auxiliary power unit for multiple combat vehicles, including the M1 Abrams tank, the Stryker and the Bradley vehicles. Under this contract, we were initially a sub-contractor to Advent and were due to be paid $700,000 over the development period.

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In December 2011, we signed an agreement to acquire Advent for 1.5 million shares of stock (which are restricted and subject to a 24 month leak-out and a 75% claw-back if the value of the Army contract is reduced in any way). We closed this transaction in February 2012. Our incentives for acquiring Advent were twofold. First, by eliminating Advent’s exclusive license agreement to sell Cyclone engines to the military, we have become the prime contractor under the current Army contract. We believe this will increase our chances of securing future contracts directly with the Department of Defense and other military establishments around the world, which are some of the more important early adaptors of technologies like ours. Second, Cyclone expects to pick-up an additional $450,000 in revenue and higher profits from the current contract by consolidating the administrative functions under Cyclone. Right now, the contract is in the novation process (which is the military’s formal acknowledgement of a change in control), and we anticipate to get this project back in full swing soon.

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In June 2011, we received a $400,000 contract from Raytheon to develop two 36hp prototype engines. These engines are to be tested by Raytheon for ultimate use to power unmanned undersea vehicles (UUVs) for the U.S. Navy and other customers. Provided there are no contract revisions, we plan to deliver these prototypes in Q2 2012.

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In September 2011, we signed a license agreement with Combilift, a leading industrial equipment manufacturer based in Ireland, to develop all-fuel, clean engines for fork-lifts and material handling equipment. This included a $400,000 development fee for delivery of two prototypes in the second half of 2012. We received $100,000 of this fee in 2011, and expect to receive the balance as work progresses in 2012.

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In March 2011, we entered into a preliminary manufacturing agreement with TopLine Energy Systems, an affiliated company of leading automotive part manufacturer TopLine Automotive. TopLine has produced the first six WHE engines production prototypes, which we are testing now in connection with our agreement with Phoenix Power Group.

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During 2011, we received 15 additional patents in the U.S. and worldwide, giving us 30 total issued patents. Continuing to strengthen our intellectual property portfolio is a critical mission for Cyclone, and we plan to spend the needed resources to do so. We believe that this effort sets us apart and makes our products and business more desirable to large customers and strategic partners. One interesting fact to consider: of all small companies in the U.S. that hold patents, only about 10% hold more than 10 patents for their respective technologies. Our broad patent portfolio puts Cyclone in an elite group of companies.

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In November 2011, we elevated our stock to the OTCQB exchange from the Pinksheets. In the process, we became a fully SEC reporting company, required to file quarterly, annual and periodic reports, as well as disclose all insider stock trades to the SEC. As these reports will clearly indicate, the management of Cyclone is firmly committed to the long term success of this company and is strongly aligned with the interests of our “buy and hold” shareholders.

Question from Shareholders

There are been several very good questions that have come from our shareholders, which we would like to address here.

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Why spend time and money on the Land Speed Record project? As we have said before, this project is secondary to our customer contracts, which clearly remain our priority.  However, there are multiple compelling reasons to bringing the land speed record for steam powered vehicles back to the U.S.A.  First, we believe it is an attainable goal that will require our Mark V engine generating horsepower well within its stated range. While this took the current British record holders almost 10 years and $10 million to accomplish, we believe that we can do so within the next year on a greatly reduced budget funded primarily by sponsorships and with minimal direct cost to Cyclone. Now that we have recruited Bonneville veteran and two-time drag racing champion Nelson Hoyos to lead the team and the new chassis/body build, we are even more confident in our chances of success.

Second, the knowledge that we gain in integrating our engine into an LSR car and running that car under extreme conditions carries over to all our other projects – from engine performance to engine controls and subsystems. Many of the great engine advancements come from racing programs, and this one is no different. This project is not just about setting speed records, but rather it is a demonstration of our engine technology on a stage where the best and biggest in the automotive industry meet and exchange ideas, concepts and opportunities. If we want to partner with the best to build Cyclone-powered cars, or to work with top engine companies on development and testing projects to further advance our technology, then we need to demonstrate our engine in their backyard with the LSR car.

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When will the Bent Glass Waste Heat Engine (WHE) be running? We would like to resume the Bent Glass project in Pennsylvania (a WHE mounted on a glass manufacturing furnace) later this year, after we have completed durability testing for Phoenix Power Group, as this is essentially the same engine. When we initially installed our waste heat engine at the Bent Glass facility in December 2010, we ran the engine for a couple of weeks, but soon realized that the engine required further development. This was an early version of the WHE on which we have made substantial improvements over the last 18 months.

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What is the latest with our license with Renovalia? We completed our requirements under our license with Renovalia in September 2011 by delivering to them the prototype designs and bill of materials for the S-1 engine. We are not sure whether Renovalia will proceed to the next step of building engines, as their development budget is affected by economic events in Europe. However, our relationship with Renovalia remains good, and we look forward to the possibility of working with them in the future.

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When will Great Wall Alternative Power Systems (in China) have engines ready? We recently announced that Great Wall has completed the building of the first Cyclone engines in China, and has been testing them on compressed air. They must now proceed to steam testing during the next three months. Progress has been delayed by personnel changes and general difficulties in sourcing materials and components in China, but reports from them indicate that they are back on track.

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What happened with Robotic Technologies and the EATR project? We delivered to RTI our biomass-to-power system in 2010, however, RTI never received add-on funding for its portion of their autonomous robot technology. The system we created for RTI has served as an important starting point for other projects we are pursuing, including a gasification biomass-to-power system with Enginuity Energy, announced last month.

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When will we have engines ready for sale? Of our several engine models, we believe that our WHE-25 model is the closest to production. We expect to have engines in field testing by the end of the summer 2012 (including engines for Phoenix Power and possibly Bent Glass or similar industrial waste heat pilots). With this completed, we could be in limited production by early 2013. But these schedules are fundamentally tied to funding and our ability to add manpower and resources to these projects. This has been our limiting factor from the beginning, and one we feel confident that we can overcome in 2012.

Looking Forward – Goals for 2012

We have set some very important goals for 2012 for our technological, business and financial growth. These include:

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Complete Phoenix WHE prototypes and deliver beta systems for field testing. Phoenix Power and its distributor Clean Burn have over 150,000 waste motor oil furnaces currently in the market. Our goal over the next three years is to retrofit at least 10% of these systems with a Cyclone waste heat engine and electric power generator. This could represent over $30 million in revenue for Cyclone.

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Deliver engine prototypes to Raytheon. The U.S Navy, and other military branches and allies internationally, has placed great importance in solutions for undersea power and propulsion, especially as unmanned vehicles play a greater role in our national defense. We see significant advantages of our engine over competitive battery and fuel cell technologies in a total market that could represent over $250 million in opportunities during the next decade.

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Complete development of our engines for the U.S. Army, to allow for an early 2013 delivery of prototypes. We believe that the highly compact 10kW engine system we are developing under our $1.4 million U.S. Army contract will have applications far beyond auxiliary power for combat vehicles. There is an enormous market, both military and civilian, for portable power generators that can run cleanly on multiple fuel sources. Moving into Phase II for this current contract in 2013 could mean another $2 - $3 million in development funding from the Army, and the broader revenue opportunities for this engine can be reach much further than anticipated.

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Complete engine prototypes for Combilift. Our agreement with this European material handling equipment manufacturer not only opens a very interesting market for our engines, but also serves as a showcase internationally for potential customers, suppliers and partners in many commercial and industrial fields.

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Ramp-up our engineering and pre-production assembly capabilities to complete 20 to 30 prototype engines for sale to current and new customers. In addition to completing the four projects noted above, which should generate approximately $2.2 million in recognized revenue for Cyclone, we are aiming to generate as much as another $2 million to $3 million from new prototype engine sales and engineering service fees. This can place us in a solid financial position by the beginning of 2013.

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Complete production engineering and strategic alliances to start small-scale production of the WHE engines in 2013. This includes completing manufacturing agreements and other alliances for system components such as electric generators and control systems.  Each of these arrangements adds depth of experience and resources to the ultimate commercialization of our technology.

We remain confident that our goals for 2012 are not only attainable, but will place Cyclone in a very strong position for the years ahead.

Over this last year, we have achieved critical growth in our technology, business position and operational structure that has been both challenging and inspiring. Looking ahead, we remain focused on furthering our engine development, and building the foundations required to launch these products and generate more revenue.  For your support of these efforts and in much more, we thank you all. We are very confident in the future of our company and the ability of our people and technology to accomplish truly great things.

Sincerely, Harry Schoell, Chairman & CEO

Safe Harbor Statement
Certain statements in this release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The company cautions that these forward-looking statements are further qualified by other factors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.